Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Michael Lin	Mr. Crocker Coulson
Vice President, Investor Relations	President
China Information Security Technology, Inc.	CCG Investor Relations
Tel: +1-949-743-0868	Tel: +1-646-213-1915 (NY office)
Email: mlin@chinacpby.com	Email: crocker.coulson@ccgir.com
www.chinacpby.com	www.ccgir.com

FOR IMMEDIATE RELEASE

China Information Security Technology, Inc. Announces Record Third Quarter 2008 Results

●    Revenue Climbs 167.5% year-over-year to $27.2 Million
●    GAAP Net income was $8.0 million, or $0.17 per basic and diluted share

SHENZHEN CITY, China, November 12, 2008 – China Information Security Technology, Inc., (NASDAQ: CPBY) ("China Information Security," "CIST" or the "Company"), a leading application software developer, systems integrator and full-service Geographic Information Systems ("GIS") solutions provider to public security and civil-use markets in China, today reported strong financial results for the third quarter ended September 30, 2008.

Third Quarter 2008 Highlights

On GAAP basis:

  Revenues increased to $27.2 million, from $10.2 million
  Gross profit rose to $12.5 million, from $5.1 million
  Operating income increased to $8.7 million, from $3.9 million
  Net income was $8.0 million, or $0.17 per basic and diluted share

On a non-GAAP basis*:

  Revenues increased 167.5% year over year to $27.2 million
  Gross profit increased 145.8% to $12.5 million
  Operating income increased 135.7% to $9.3 million, with a 34.3% operating margin*
  Net income grew 129.3% to $8.6 million, or $0.19 per basic and diluted share*

* Includes the consolidation of iASPEC and excludes Stock Based Compensation ("SBC") and Amortization of Intangible Assets. See Table 1 for a reconciliation of Net Income and EPS to exclude SBC and Amortization of Intangible Assets.

"We are pleased to announce record revenues in the third quarter of 2008," said Mr. Jiang Huai Lin, Chairman and CEO of the Company. "We were able to win a series of contracts in the quarter which allowed us to leverage our product development efforts by adding new modules to our existing products, demonstrating the strength of our brand. We remain confident in meeting or exceeding our previously stated goals for the year 2008. While China’s economy has been impacted by the economic slowdown worldwide, we believe we are well positioned to weather this storm as our products and services address both public and health security needs which are highly supported by the Chinese government."

During the quarter, the Company achieved the following milestones:

  Successfully expanded its geographical presence to 24 provinces and provincial cities across China, including Guangdong, Inner Mongolia, Fujian, Shanxi, Beijing, Shanghai, Sichuan and Xinjiang

  Signed new contracts in the third quarter with a combined value of $26.75 million, including: a 120 Emergency Medical Service (EMS) GIS Command and Coordination System in Shenzhen, valued at $1.5 million; two contracts to construct the Aerophotogrammetrical Surveys and Digital Maps for the Bureaus of Land and Resources of Nanning in Guangxi Province and Jiaxing in Zhejiang Province, valued at $1.3 million and $3.3 million respectively; the Phase II Project for the Shenzhen Residence Card Information Management System, valued at $7.0 million; the Police Geographic Information System ("'PGIS") for the Kashgar City Police Bureau in Xinjiang Province, valued at $1.0 million; and the Logistics Intelligent Surveillance Information System ("LISI System") for the Shenzhen International Airport, valued at $2.1 million

  Achievement of an estimated $21.49 million in backlog contracts, consisting of $14.61 million related to contracts that were incomplete as of September 30, 2008, and $6.88 million related to newly signed, but not yet implemented contracts

  Inclusion in the Russell 3000, Russell Microcap and Russell Global Indexes

  Promoted key personnel to the management team

  Entered into a new vertical, the Digital Hospital industry, by entering into a Share Purchase Agreement to acquire 100% of the equity of Shenzhen Zhongtian Technology Development Co. Ltd.

  Awarded first contract in Shenzhen Digital Hospital market, valued at $2.2 million

Third Quarter 2008 Results

On a non-GAAP basis*:

Revenue in the third quarter increased to $27.2 million, up 167.5% from $10.2 million for the same period in 2007. This increase was primarily due to acquisitions of Information Security Software ("ISS"), Shenzhen Bocom Multimedia Display Technology Co., Ltd ("Bocom Technology") and Wuda Geoinformatics Co., Ltd ("Geo"), product and geographical expansion, as well as the launch of several large-scale systems integration projects. During the quarter, the Company signed new contracts with 14 provinces and provincial cities in China.

Gross profit in the third quarter of 2008 increased to $12.5 million, up 145.8% from $5.1 million for the same period in 2007. Gross margin for the third quarter of 2008 was 45.8% compared with 49.9% in the comparable period in 2007. This decline in gross margin was due to the effectuation of Information Security Technology’s ("IST") two Joint Venture Projects, the acquisitions of ISS, Bocom Technology and Geo, as well as significantly higher costs for procured hardware and other subcontracting costs related to the implementation of several large-scale systems integration projects.

Administrative expenses increased to $2.4 million in the third quarter of 2008, from $0.8 million in the same period last year. The increase was mainly attributable to an increase in administrative staff and increased administrative costs such as salary, office operation expenses and legal and audit fees in connection with the expansion of the Company’s operations during the 2008 period. In addition, $0.31 million of stock-based compensation was charged to administrative expenses in connection with the Company’s 2007 Equity Incentive Plan. As a percentage of revenue, administrative expenses increased to 8.6% for the three months ended September 30, 2008, from 7.9% for the same period in 2007, which was generally in line with the increase in revenue.

Research and development expenses for the third quarter of 2008 increased to $0.75 million, from $0.26 million for the same period of 2007. The increased expenses reflect the Company’s efforts to keep pace with the latest technological developments and to better meet the increasingly sophisticated needs of customers.

Selling expenses for the quarter ended September 30, 2008 increased to $0.65 million, from $0.10 million and remained stable as a percentage of revenues.

Income from operations for the third quarter of 2008, increased to $9.3 million, or 135.7%, from $4.0 million for the same period in 2007.* Income from operations as a percentage of revenue decreased to 34.3% during the third quarter of 2008, from 38.9% for the same period in 2007. The decrease was due to higher costs for procured hardware and other subcontracting costs related to the implementation of several large-scale systems integration projects, and the increase in expenses due to expansion.

The Company’s subsidiaries, IST, ISS and Bocom Technology, and its VIE, iASPEC, are subject to EIT at a rate of 18% of assessable profits in 2008. Geo, iASPEC’s newly acquired subsidiary, is subject to EIT at a rate of 15% of assessable profits as a High-Tech Enterprise. However, after offsetting accumulated losses from prior years, Geo had no assessable profit subject to EIT for the three months ended September 30, 2008. In addition, IST is a Foreign Investment Enterprise or FIE engaged in the advanced technology industry which entitles it to a two-year exemption from EIT followed by a 50% tax exemption for the next three years. Income tax expenses for the three months ended September 30, 2008 was $0.38 million.

Net income increased 129.3% to $8.6 million in the third quarter of 2008, or $0.19 per basic and diluted share, compared to $3.8 million during the same period of 2007, or $0.10 per basic and $0.09 per diluted share, respectively.*

*Includes the consolidation of iASPEC and excludes Stock Based Compensation ("SBC") and Amortization of Intangible Assets. See Table 1 for a reconciliation of Net Income and EPS to exclude SBC and Amortization of Intangible Assets.

Nine Month Financial Results

On a non-GAAP basis*:

For the first nine months of 2008, revenue increased to $66.3 million, up 156.6%, from $25.8 million for the same period in 2007. Gross profit as a percentage of revenue decreased to 45.6% for the first nine months of 2008, from 51.2% for the same period in 2007. Net income in the first nine months increased to $20.5 million, or $0.44 per fully diluted share, up 95.6% from $10.5 million for the same period in 2007, or $0.27 per fully diluted share.*

*Includes the consolidation of iASPEC and excludes Stock Based Compensation ("SBC") and Amortization of Intangible Assets. See Table 1 for a reconciliation of Net Income and EPS to exclude SBC and Amortization of Intangible Assets.

Financial Condition

As of September 30, 2008, the Company had $27.4 million in cash and cash equivalents and short term investments. Shareholders’ equity increased to $106.9 million, up from $74.0 million on December 31, 2007.

Recent Developments

  Awarded PGIS contract from Industry and Commerce Administrative Bureau of Hainan Province, valued at $2.73 million
  The Company’s Board of Directors approved a $5.0 million stock repurchase program in October of 2008
  The Company has been ranked by Deloitte as one of the top 50 fastest growing companies in the high technology sector in China for 2008
  Awarded Remote Sensing contract in Guangdong Province, valued at $2.9 million

  On October 31, 2008 the Company and its wholly-owned subsidiary China Public Security Holdings Limited, closed the acquisition of 100% of the equity of Shenzhen Zhongtian Technology Development Company Ltd. ("Zhongtian Technology"), a leading provider of hospital digital information systems in Guangdong Province, China, for a purchase price of $16.5 million. Zhongtian Technology’s financial results will be consolidated into the financial statements of the Company, beginning November 1, 2008.

Business Outlook

Management expects that the acquisitions of ISS, Bocom Technology, Geo and Zhongtian Technology will also accelerate the Company’s geographical expansion, enhance its technological capabilities or competitive advantages, provide licensing and recurring revenue opportunities, and serve to fulfill its planned expansion into civil-use GIS markets. Furthermore, the Company expects to capitalize on its strong research and development capabilities and outstanding contract win ratio, to seize contract opportunities nationwide during Phase II of China’s "Golden Shield Project."

Management expects that the Company will continue to see strength in its PGIS product line due to its dominant national market position, its geographical expansion to new regions and additional follow-on opportunities in connection with product line extensions. The Company’s success in winning follow-on orders for Intelligent Border Control products should serve as a live demonstration model for other port cities in China and also in the civil-use sector. Similarly, management believes that the Company’s recent win of the Phase II Shenzhen Residence Card Management project will serve as a model for large-scale rollouts, positioning the Company for other follow-on opportunities, should the residence card program be extended to other cities in China.

Through the acquisition of Zhongtian Technology, the Company should benefit as it enters the largely under-penetrated digital hospital industry in China and expands into another secular growth vertical. Zhongtian Technology solidifies the Company’s status as a leader in the development of robust, mission critical information systems infrastructure, which should enable it to successfully perform and maintain contracts, such as, the recently won contract to construct the digital hospital and medical information systems for three Shenzhen city hospitals. Additionally, Zhongtian Technology’s Medical Case Statistics Software can also be used to provide public health authorities with an integrated command and decision system for public health and disease control. The software would provide city governments with an additional layer of security through real-time disease and control statistical information.

While the global economic slowdown has also impacted China, the central government has pledged to increase infrastructure spending in order to boost domestic demand. Shenzhen City will begin building infrastructure related projects for the 2011 World University Olympic Games. In addition, the central government’s desire for a harmonious society remains. CIST’s products match public infrastructure needs, enhance security efforts by improving emergency response for police, fire and ambulance services, and are generally essential to a city’s continued growth and prosperity. Therefore, management expects that the current infrastructure and emergency response coordination initiatives should experience minimal impact from the current economic turmoil.

"The short-term volatility in the financial markets and the increasing evidence that we are in a recessionary environment are naturally a concern for us," said Mr. Lin. "While China is also facing some of these repercussions, we believe we can maintain a healthy growth rate through 2009 due to the end markets that we serve."

Fiscal Year 2008 Guidance

The company expects to meet or exceed its previous guidance for 2008, with pro forma revenues of $85 million, and pro forma net income of $27 million. The estimated pro forma net income for 2008 excludes any non-cash expenses as a result of employee stock awards in 2007 and 2008 and amortization of intangible assets associated with the recent acquisitions of ISS, Bocom Technology and GEO.

* Table 1
Q3 2008 Reconciliation of Operating, Net Income and EPS
to Exclude SBC and Amortization of Intangible Assets

	3 Mos. Ended	9 Mos. Ended
	September 30,	September 30,
	2008	2008

Operating income	8,713,767	20,120,534
Stock based compensation ("SBC")	310,367	1,004,699
Amortization	299,378	811,553
Operating income (without SBC and Amortization)	9,323,512	21,936,786

Net income	8,034,275	18,663,598
Stock based compensation ("SBC")	310,367	1,004,699
Amortization	299,378	811,553
Net income (without SBC and Amortization)	8,644,020	20,479,850

Weighted Average Number of Shares Outstanding
Basic	46,066,067	45,766,974
Diluted	46,355,078	46,173,395

Earnings Per Share (without SBC and Amortization)
Basic	$0.19	$0.45
Diluted	$0.19	$0.44

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures in this press release due to the inclusion of financial information of iASPEC which is considered to be the Company’s "Predecessor" for these purposes. Effective as of July 1, 2007, iASPEC became the Company’s variable interest entity, or VIE, whose operation results began to be reflected in the financial data starting from July 1, 2007. Therefore, the accompanying financial data for the nine months ended September 30, 2008, reflect the results of operations of CIST, its subsidiaries and its VIE, while the financial data for the nine months ended September 30, 2007 reflects the results of operations of CIST and its subsidiaries. We have provided non-GAAP financial measures through the reallocation of net related party revenues from iASPEC before it became a consolidated entity, which is not in accordance with US GAAP. The reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure is provided in the following section. The Company’s management believes that these non-GAAP financial measures are necessary because the abnormally high financial ratios calculated using GAAP would be misleading to investors and would not reflect the substance of the Company’s performance.

Conference Call Information

Management will conduct a conference call at 8:30 am EST on Thursday, November 13, 2008 to discuss its third quarter 2008 results. To participate in the live conference call, please dial the call-in number five to ten minutes prior to the scheduled conference call time:

Date:	Thursday, November13, 2008
Time:	8:30 am EST
Conference Call-In #:	888-419-5570
International Callers:	617-896-9871
Conference Passcode #:	704 394 11
Webcast Link:	http://www.visualwebcaster.com/event.asp?id=53266&pw=CIST

For those unable to participate in the call at this time, please call:

Replay Call-In #:	888-286-8010
International Callers:	617-801-6888
Replay Passcode:	16067019
Replay Expires on:	Thursday, November 20, 2008

About China Information Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, China Information Security Technology, Inc. ("CIST" or the "Company") headquartered in Shenzhen, China ("PRC"), is a leading application software developer, systems integrator and full-service Geographic Information Systems ("GIS") solutions provider to the public security and civil-use markets in China, aiming to use information technology to improve public safety and information management. Its main business lines range from digital public security, to intelligent border control, and Geographic Information Systems (GIS). Its commitment to leading-edge technology and quality assurance has won the Company numerous government and enterprise contracts throughout China. To learn more about the Company, please visit the corporate website at http://www.chinacpby.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the significance of the Company’s contract wins, its acquisition of Information Security Software, Shenzhen Bocom Multimedia Display Technology Co., Ltd., Wuda Geoinformatics Co., Ltd. and Shenzhen Zhongtian Technology Development Company Ltd. and its expansion into other sectors and other regions in China; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

-- FINANCIAL TABLES FOLLOW --

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,
	2008	2007

Revenue - third parties	27,163,062	10,158,286
Revenue – related party	14,592
TOTAL REVENUE	27,177,654	10,158,286

Cost of Revenue	(14,720,619)	(5,085,459)

GROSS PROFIT	12,457,035	5,072,827

Administrative expenses	(2,349,130)	(801,195)
Research and development expenses	(748,853)	(261,475)
Selling expenses	(645,285)	(101,228)

INCOME FROM OPERATIONS	8,713,767	3,908,929

Other income, net	265,295	(127,143)
Interest income	133,475	15,880
Interest expense	(75,121)	-
Minority interest	(624,958)	(45,000)
Income tax expense	(378,183)	(30,288)

NET INCOME	8,034,275	3,722,378

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	46,066,067	39,418,720
Diluted	46,355,078	39,835,665

EARNINGS PER SHARE
Basic	0.17	0.09
Diluted	0.17	0.09

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2008 AND DECEMBER 31, 2007

	SEPTEMBER 30,	DECEMBER 31,
	2008	2007
	(UNAUDITED)
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$21,573,938	$19,755,182
Short-term investments	5,835,072	14,966,752
Accounts receivable, net	39,907,348	11,721,306
Advances to suppliers	3,232,041	1,791,440
Amount due from related parties	87,526	-
Inventories	12,852,838	4,779,930
Other receivables	2,627,523	974,475
TOTAL CURRENT ASSETS	86,116,286	53,989,085

Deposits for business acquisitions	1,458,106	8,989,022
Long-term investment	2,990,475	-
Property and equipment	22,020,618	13,826,896
Deposit for purchase of software	5,011,510	-
Intangible assets	10,914,264	4,894,397
Goodwill	21,075,626	7,154,395

TOTAL ASSETS	$149,586,885	$88,853,795

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Short-term loans	$5,877,323	-
Accounts payable	17,542,886	$3,079,304
Advances payable	916,182	394,383
Tax payable	1,395,708	326,026
Amount due to related parties	578,258	-
Other payables and accrued expenses	1,734,940	987,483
TOTAL CURRENT LIABILITIES	28,045,297	4,787,196

MINORITY INTEREST	14,616,261	10,060,657

STOCKHOLDERS' EQUITY

Shares issued and outstanding (September 30, 2008: 47,262,404 and December 31, 2007: 45,639,396)	207,121	190,891
Additional paid-in capital	67,409,619	57,421,150
Reserve	1,755,552	1,755,552
Retained earnings	31,834,147	13,170,549
Accumulated other comprehensive income	5,718,888	1,467,800
TOTAL STOCKHOLDERS' EQUITY	106,925,327	74,005,942

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$149,586,885	$88,853,795

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

	NINE MONTHS	NINE MONTHS
	ENDED	ENDED
	SEPTEMBER 30, 2008	SEPTEMBER 30, 2007
OPERATING ACTIVITIES
Net income	$18,663,598	$10,420,382
Adjustments to reconcile net income to net cash provided by (used in) operations:
Depreciation	3,457,334	683,941
Amortization of intangible assets	811,553	47,501
Stock-based compensation	1,004,699	-
Minority interest	1,034,864	45,000
Gain on disposition of property and equipment	(31,840)	-

Changes in operating assets and liabilities, net of effects of business acquisitions
(Increase) decrease in inventories	(6,131,919)	901,254
Increase in accounts receivables	(22,453,975)	(3,811,031)
(Increase) decrease in other receivables, advances to suppliers and prepaid expenses	(1,308,566)	209,702
(Increase) decrease in amount due from related parties	(86,811)	1,308,103
Increase (decrease) in amount due to related parties	33,543	(11,623,250)
Increase in accounts payable	11,157,416	96,615
Decrease in advances payable	(2,329,126)	-
(Decrease) increase in other payables and accrued expenses	(555,553)	185,782
Increase (decrease) in tax payable	712,348	(44,038)
Net cash provided by (used in) operating activities	3,977,565	(1,580,037)

INVESTING ACTIVITIES
Net cash acquired from VIE acquisition	-	4,731,140
Deposit for business acquisition of Zhongtian	(1,458,106)	(1,331,558)
Cash acquired in Bocom acquisition	713,793	-
Cash acquired in Geo acquisition	2,443,677	-
Consideration paid for business acquisition of Geo	(6,998,811)	-
Short-term investments	(5,655,605)	-
Proceeds from sale of property and equipment	1,146,671	-
Purchase of property and equipment	(7,985,935)	(6,010,693)
Capitalized and purchased software development costs	(1,751)	-
Proceeds from sale of marketable securities	14,966,752	-
Dividends received	36,507	-
Deposit for purchase of software	(4,751,591)	-
Net cash used in investing activities	(7,544,399)	(2,611,111)

FINANCING ACTIVITIES
Increase in restricted cash	-	(584,668)
Receipt of advances payable	-	(200,000)
Cash received from private placement of common stock	-	13,311,211
Borrowings under short-term loan	5,875,549	-
Repayment of bank loan	(1,086,312)	-
Net cash provided by financing activities	4,789,237	12,526,543

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,222,403	8,335,395
EFFECT OF EXCHANGE RATE CHANGES ON CASH	596,353	331,371
CASH AND CASH EQUIVALENTS, BEGINNING	19,755,182	172,316
CASH AND CASH EQUIVALENTS, ENDING	$21,573,938	$8,839,082

Revenues by segment for the three and nine months ended September 30, 2008 and 2007 are as follows:

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007
Revenues (1)

Information Security Segment	$8,055,059	$2,285,473	$21,635,343	$5,248,952
GIS Segment	11,050,738	7,872,813	27,984,314	13,349,069
Product Sales Segment	8,071,857	-	16,673,166	-

	$27,177,654	$10,158,286	$66,292,823	$18,598,021
Percentage to revenue
Information Security Segment	30%	22%	33%	28%
GIS Segment	40%	78%	42%	72%
Product Sales Segment	30%	-	25%	-

(1) Revenues by operating segments exclude intercompany transactions.